Contacts:    Media Relations
             Jeff Tolvin
             AXA Financial
             (212) 314-2811
             JEFFREY.TOLVIN@AXA-FINANCIAL.COM


For immediate release


           AXA FINANCIAL, INC. ANNOUNCES CLOSING OF ITS ACQUISITION OF
                               THE MONY GROUP INC.

         New York, N.Y., July 8, 2004 - AXA Financial, Inc., announced today that following the receipt of all required regulatory approvals and the satisfaction of all conditions in its merger agreement, it has completed its acquisition of The MONY Group Inc.

         As a result of the acquisition, MONY is now a wholly owned subsidiary of AXA Financial. MONY common stock (NYSE: MNY) was de-listed from the New York Stock Exchange and ceased trading prior to the opening of trading today, July 8, 2004. MONY has also filed to de-register its common stock and senior notes registered with the Securities and Exchange Commission effective today.

         Under terms of the merger agreement, which MONY stockholders approved on May 18, 2004, MONY stockholders of record immediately prior to the merger will receive $31.00 in cash from AXA Financial, plus dividends totaling $0.34755 from MONY for each share of MONY common stock.

         Christopher M. "Kip" Condron, president and chief executive officer of AXA Financial, said, "We are excited to welcome the clients, financial professionals and



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employees of MONY to the AXA Financial family. We've been eagerly looking forward to this day so that we can begin implementing the strategies we've developed in recent months for merging our companies.

         "We believe that this merger significantly enhances the scale of AXA Financial and that together our industry-leading brands, robust product platforms, multi-channel distribution networks, strong client bases, and highly dedicated and trained sales and employee work forces will enable us to greatly expand our presence and influence in the U.S. market for financial advice."


ABOUT AXA FINANCIAL

         AXA Financial, with approximately $522.6 billion in assets under management as of March 31, 2004, is one of the premier U.S. financial protection organizations through its strong brands: The Equitable Life Assurance Society of the U.S., AXA Advisors, LLC, Alliance Capital Management, L.P., Sanford C. Bernstein and AXA Distributors, LLC. AXA Financial is a member of the global AXA Group.


ABOUT MONY

         MONY is a financial services firm that manages a portfolio of member companies, including MONY Life Insurance Company, The Advest Group, Inc., Enterprise Capital Management, Inc., Matrix Capital Markets Group, Inc., Lebenthal, a division of Advest, Inc., and U.S. Financial Life Insurance Company. These companies manufacture and distribute protection, asset accumulation and retail brokerage products and services to individuals, corporations and institutions through advisory and wholesale distribution channels. MONY has approximately $60 billion in assets under management and administration as of March 31, 2004.


ABOUT AXA GROUP

         AXA is a worldwide leader in financial protection and wealth management. AXA's operations are diverse geographically, with major operations in Western Europe, North America, and the Asia/Pacific region. AXA had $979 billion in assets under management and reported revenues of approximately $81 billion for the full year 2003. The AXA ordinary share is listed and trades under the symbol AXA on the Paris Stock Exchange. The AXA American Depositary Share is also listed on the NYSE under the ticker symbol AXA.


FORWARD LOOKING STATEMENTS

         Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties, including the risk that the proposed acquisition



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may not be consummated. The following factors, among others, could cause actual results to differ materially from those described herein or from past results: the risk that the AXA Financial and MONY businesses will not be integrated successfully, including, among others, the possibilities that following the merger AXA Financial and MONY may not be able to retain current MONY clients, sales professionals and employees or to successfully market current MONY products and services; the costs related to the transaction; the risks of operation in highly regulated industries ; other economic, business, competitive and/or regulatory factors affecting AXA Financial's and MONY's businesses generally; and the risk of future catastrophic events including possible future terrorist related incidents.


         Please refer to AXA Financial's Annual Report on Form 10-K for the year ended December 31, 2003 for a description of certain important factors, risks and uncertainties that may affect AXA Financial's business. Please refer to MONY's Annual Report on Form 10-K for the year ended December 31, 2003, for a description of certain important factors, risks and uncertainties that may affect MONY's business. AXA Financial and MONY do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.


          AXA Financial files reports and other information with the SEC, and prior to MONY's filing as of today's date to de-register its public securities, MONY also filed reports and other information with the SEC. You may read and copy any reports and other information filed by the companies at the SEC's public reference room[s] at 450 Fifth Street, N.W., Washington, D.C. 20549.


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